EMPLOYMENT AGREEMENT

            THIS AGREEMENT ("Agreement") is made on November 1, 1995 between Las Vegas Sands, Inc., a Nevada corporation having its principal place of business at 3355 Las Vegas Boulevard South, Las Vegas, Nevada, d/b/a Sands Hotel Casino ("LVSI") and Robert G. Goldstein, an individual residing at 7600 Bayshore Drive, Margate, NJ 08402 ("Goldstein").

      WHEREAS:

            LVSI is engaged in the business of owning and operating a hotel/casino on property owned by LVSI on the "Strip" in Las Vegas, Nevada (the "Sands Property");

            LVSI desires to reconstruct and expand the existing hotel/casino and to further develop the adjacent parcels on the Sands Property and to construct new improvements thereon (the "Development Project");

            In furtherance of its business and development plans, LVSI has need of qualified, experienced, management personnel;

            Goldstein has represented to LVSI that Goldstein possesses sufficient qualifications, experience and expertise in hotel and casino operations and management to fulfill the terms of the employment described in this Agreement; and

            LVSI has offered to employ Goldstein, and Goldstein desires to become employed by LVSI, under the terms, provisions and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, understandings, representations, warranties, undertakings and promises hereinafter set forth, and intending to be legally bound thereby, LVSI and Goldstein agree as follows:

            1. Employment. LVSI shall employ Goldstein, during the term and subject to the conditions set forth in this Agreement, to serve as Senior Vice President of LVSI or in such other managerial or executive capacity as the Board of Directors of LVSI (sometimes hereinafter referred to as "the Board") may from time to time determine.

            2. Duties. Goldstein shall have such powers, duties and responsibilities as are generally associated with his office, as the same may be modified and/or assigned to Goldstein

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from time to time by the Chairman of the Board or President, and subject to the supervision, direction and control of the Chairman and the Board and President, including but not limited to:

            (a) participation and involvement in the proposed development activities of LVSI, including the planning, financing, construction and implementation stages, as shall be requested by the Chairman of the Board;

            (b) the efficient operation and maintenance of the hotel and casino properties of LVSI;

            (c) the promotion, marketing and sale of the goods and services offered by LVSI;

            (d) the preparation of budgets and allocation of funds;

            (e) the establishment or continuation of adequate management reporting and control systems;

            (f) the recruitment, selection, training, delegation of duties and responsibilities, and supervision, of subordinates; and

            (g) the direction, review and oversight of all programs, systems, departments and functions related to the management and administration of LVSI.

            3. Performance. Goldstein hereby unconditionally accepts the employment described herein under the terms and conditions set forth in this Agreement. Goldstein covenants and agrees faithfully and diligently to perform all of the duties of his employment, devoting his full business and professional time, attention, energy and ability to promote the business interests of LVSI. Goldstein further agrees that during the period of his employment with LVSI, he will not engage in any other business or professional pursuit whatsoever unless LVSI shall consent thereto in writing.

            4. Term. The parties acknowledge that Goldstein is presently under contract to another employer, which contract will expire on December 31, 1995. The term of Goldstein's employment hereunder shall commence (the "Effective Date") on the earlier of (a) January 1, 1996, or (b) such earlier date on which Goldstein shall advise LVSI that he has been released from his prior contractual commitment and is ready to report for work with LVSI. The initial term of this Agreement (the "Initial Term") shall expire on December 31, 1998, unless sooner terminated as provided herein. The Initial Term may be automatically extended by LVSI for an additional two years (the "Renewal Term") upon the giving of written notice to Goldstein not less than 120 days prior to the expiration of the Initial Term.

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             5. Licensing Requirement. Goldstein has represented to LVSI that he ispresently licensed by the New Jersey Casino Control Commission. The parties acknowledge that, in order to discharge the duties required under this Agreement and to hold the Options provided for herein, Goldstein must apply for and obtain a casino key employee and equity holder license ("the License") issued by the Nevada Gaming Commission upon the recommendation of the state Gaming Control Board (collectively, the "Nevada Gaming Authorities"), pursuant to the provisions of applicable Nevada laws and regulations. LVSI and Goldstein agree to cooperate with the Nevada Gaming Authorities, the Board and with each other in applying for the License and in removing any objections that may be raised by the Nevada Gaming Authorities in connection with the granting of the License. If the Nevada Gaming Authorities shall refuse to grant the License to Goldstein, then this Agreement shall terminate and neither LVSI nor Goldstein shall have any further obligation hereunder.

            6. Compensation. For all of the services to be rendered by Goldstein to LVSI hereunder, LVSI shall pay Goldstein the following:

                  (a) Salary. During the Initial Term, Goldstein shall receive a salary of Three Hundred Sixty Nine Thousand Seven Hundred and Seventy Dollars ($369,770) per year, payable in accordance with the usual payroll practices of LVSI. During the Renewal Term, if any, this salary shall be increased by a percentage equal to the percentage increase in the Consumer Price Index, All Urban Consumers, All Items, Las Vegas Area (the "Index") between the last published Index as of the date on which the Renewal Term begins and the last published Index as of the date which is one year earlier. No such adjustment shall be made in the event that, prior to the commencement of the Renewal Term, LVSI has established for Goldstein a written incentive compensation program. Except as provided herein, Goldstein shall not be considered for any additional incentive or bonus compensation.

                  (b) Employee Benefit Plans. LVSI shall include Goldstein in any group health, medical, dental, hospitalization, life or accident insurance plans, and any qualified pension, profit sharing or retirement plans, which may be placed in effect or maintained by LVSI during the Term hereof for the benefit of its employees generally, subject to all restrictions and limitations contained in such plans or established by governmental regulation.

                  (c) Expense Reimbursement. Goldstein is authorized to incur such reasonable expenses as may be necessary for the performance of his duties hereunder in accordance with the policies of LVSI established and in effect from time to time and, except as may be otherwise agreed, LVSI will reimburse Goldstein for all such authorized expenses upon

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submission of an itemized accounting and substantiation of such expenditures adequate to secure for LVSI a tax deduction for the same in accordance with applicable Internal Revenue Service guidelines.

                  (d) Vacations and Holidays. Goldstein shall be entitled to four weeks of paid vacation leave per year at such times as may be requested by Goldstein and approved by LVSI. No more than three weeks of vacation shall be taken consecutively. Up to two weeks of vacation may be carried over to the following year (but not to the next). In addition, Goldstein may take the following paid holidays or, at LVSI's option, an equivalent number of paid days off: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                  (e) Licensing Expenses. LVSI shall pay all fees and expenses incurred by Goldstein in securing and maintaining such licenses and permits as may be required by the Nevada Gaming Authorities in order to perform his duties under this Agreement.

                  (f) Relocation Expenses. LVSI shall reimburse Goldstein for the following expenses associated with Goldstein's relocation to Las Vegas, Nevada ("Relocation Expenses"):

                        (i) LVSI shall engage and pay for the services of a
            professional moving company to pack, ship, store (for up to 30 days), insure in transit, and unpack Goldstein's family's household goods and personal property, including automobiles, from his present home to his new living quarters in Las Vegas, Nevada. However, LVSI will not pay the cost of shipping such items as boats, trailers, or perishables.

                        (ii) LVSI shall reimburse Goldstein for reasonable
            expenses incurred by him and his family in connection with travel and lodging expenses for house hunting trips made on or before July 1, 1996, provided that travel arrangements are made through LVSI's affiliate, GWV Travel of Needham, Massachusetts ("GWV");

                        (iii) The cost of reasonable travel by Goldstein between
            New Jersey and Nevada on or before August 1, 1996 shall be paid by LVSI, travel arrangements to be made through GWV;

                        (iv) LVSI shall provide, at no cost to Goldstein,
            temporary living accommodations and reasonable related expenses in its hotel facility or elsewhere until August 1, 1996 or such earlier date as his family shall relocate to Nevada;

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                        (v) If requested by Goldstein on or before July 31,
            1996, LVSI shall, in connection with Goldstein's purchase of a new home in Nevada, make or arrange for an equity loan secured by Goldstein's current home in New Jersey which loan shall be repayable upon the sale of that home;

                        (vi) LVSI shall track and report all expenses paid in
            connection with Goldstein's relocation in accordance with all Internal Revenue Service rules and regulations in effect in 1996;

                        (vii) The parties expressly agree and acknowledge that
            other costs incurred by Goldstein in connection with the relocation of his principal residence from New Jersey to Nevada shall be borne by Goldstein and not LVSI; and

                        (viii) If, and only if, the net proceeds (sale price
            less selling expenses) from the sale of Goldstein's New Jersey house shall be insufficient to pay off the balance of any mortgages secured thereby (and in existence on September 1, 1995), the amount of such insufficiency being hereinafter referred to as the "Mortgage Deficit," LVSI shall reimburse Goldstein for the lesser of the Mortgage Deficit or the brokerage commission payable by Goldstein in connection with the sale.

provided, however, that if Goldstein's employment with LVSI shall terminate by reason of a Cause Termination, Goldstein Breach Termination, Voluntary Termination, or Licencing Termination (all as defined in Section 11 (a)) during the first twelve (12) months after the Effective Date, he shall repay 75% of such Relocation Expenses to LVSI, and if such a termination shall occur after 12 months but before 24 months, he shall repay 50% of such Relocation Expenses to LVSI, in each case such reimbursement to occur within thirty (30) days following the Termination Event.

                  (g) Lump Sum Auto. In lieu of any provision for the use of a company-owned vehicle, or for any allowance for an automobile lease, insurance, fuel, repair and maintenance expenses, LVSI shall pay to Goldstein an annual lump sum of $7,200.00 which sum shall be paid in installments which shall be added to and paid with the salary provided for in Section 6(a) hereof. If LVSI shall ever adopt a policy or program to provide selected executives with company-owned or leased vehicles, it shall include Goldstein in that policy or program and the lump sum provided for herein may cease.

            7. Stock Options. In consideration of the execution and performance of this Agreement, in addition to all other sums payable hereunder, LVSI or its principal shareholder,

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Sheldon G. Adelson ("Adelson"), (LVSI and Adelson being hereinafter sometimes referred to, collectively or individually, as "Grantor") shall grant to Goldstein the right to acquire certain shares of the common capital stock of LVSI (or of such alternative or other entity as may be formed by Grantor to construct and own the Development Project, as limited pursuant to Section 7(e) hereof, or to enter into a joint-venture or other arrangement to accomplish the same) ("Shares"), as follows:

                  (a) Following execution of this Agreement and receipt of the License, Grantor shall grant to Goldstein options (the "Options") to acquire Shares representing one percent (1%) of the Shares which shall be issued and outstanding upon the issuance of all Shares for which options have been or may be granted under this Agreement or any of the other employment agreements executed simultaneous herewith or presently contemplated (the "Fully Diluted Number").

                  (b) One-half of the Options shall be exercisable by Goldstein on the date that the first phase of the Development Project, comprised of a newly-constructed major hotel/casino shall open for business to the public ("Grand Opening Date") and one-sixth of the Options shall be exercisable by Goldstein on each of the next three anniversaries of the Grand Opening Date (the "Subsequent Vesting Dates"), provided, however, that if the Grand Opening Date shall occur after January 1, 1998, the Subsequent Vesting Dates shall be December 31, 2000 (the "Final Vesting Date") and two earlier dates such as shall divide into three equal periods the time between the Grand Opening Date and the Final Vesting Date.

                  (c) Upon exercise of the Options, Goldstein shall pay to the Grantor a price for each of the Shares (the "Exercise Price") equal to (i) the value, at the time of a financing transaction for the purpose of constructing a hotel/casino, determined by the investment banking firm retained by LVSI to advise LVSI with respect to such transaction (the "Investment Banking Value"), of the land owned by LVSI on the Effective Date underlying the Development Project (as defined and limited by Subparagraph (e) below), plus (ii) the amount of any cash equity contributed to LVSI by Adelson or persons other than Goldstein after the date hereof and prior to the date on which such Options are exercised, plus (iii) the value of any real or personal property similarly contributed as it appears on the books of LVSI; divided by (iv) the Fully Diluted Number.

                  (d) Each and all of the Options shall expire ("the Option Expiration Date") on the earlier of (i) the date which is three (3) days prior to the effective date of any public offering of LVSI stock as the same shall be referenced in a request for acceleration or other

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document filed by LVSI with the U.S. Securities and Exchange Commission, (ii)
the date which is three (3) days prior to the designated closing date in any agreement providing for the merger of LVSI or the sale of all or substantially all of its assets or a majority of its stock (other than a transaction pursuant to Section 12 hereof), or (iii) eight (8) years from the date on which the Options were granted; provided that all Options granted but not otherwise exercisable by the Option Expiration Date shall be accelerated and shall become exercisable for a period of ten (10) days (the "Accelerated Exercise Period") immediately preceding the Option Expiration Date, provided that no Options shall expire pursuant to (i) or (ii) above unless LVSI has given Goldstein notice of the Accelerated Exercise Period promptly upon its learning of the time (or approximate time) when the Accelerated Exercise Period will occur.

                  (e) Goldstein understands and acknowledges that the Development Project shall include a retail merchandise shopping or other consumer "experience" or attraction (the "Retail Portion"), ownership of which shall be in an entity other than that for which the Options shall have been issued. It is anticipated that the entity issuing the Shares pursuant to the Options granted hereunder shall own and operate only one or more hotel/casinos and not the Retail Portion of the Development Project, the Sands Expo and Convention Center, or related parking facilities which, together with the land (or other interest in real estate) on which they are located, may be owned by or, after the date hereof, be transferred to, persons affiliated with LVSI and operated in coordination with the hotel/casinos of LVSI.

                  (f) Shares issued to Goldstein hereunder may be pledged to a financial institution to secure a loan the proceeds of which are used to pay to LVSI the Exercise Price or to pay taxes payable by Goldstein in connection with his acquisition of the Shares. The Options granted and Shares issued hereunder may not be otherwise assigned, transferred or pledged by Goldstein, and Goldstein will have no rights as a shareholder in LVSI unless and until Shares have been issued to him hereunder. Except as set forth above, the Shares shall be subject to restrictions on transfer and to such additional restrictions as shall be imposed by the Articles of Incorporation or Bylaws of LVSI or by applicable law.

            8. Confidentiality. Goldstein agrees that he will hold in strictest confidence and, without the prior express written approval of LVSI, will not disclose to any person, firm, corporation or other entity, any confidential information which he has acquired or may hereafter acquire during his employment by LVSI pertaining to the business or affairs of LVSI, including but not limited to (i) proprietary information or other documents concerning LVSI's policies, prices, systems, methods of operation, contractual arrangements, customers or suppliers; (ii) LVSI's marketing methods, credit and collection techniques and files; and (iii) LVSI's trade

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secrets and other "know how" or information concerning its business and affairs not of a public nature. The covenant and agreement set forth in this Section shall apply during Goldstein's employment by LVSI and shall survive termination of this Agreement by any means and shall remain binding upon Goldstein without regard to the passage of time or other events.

            9. Restrictive Covenant. Goldstein shall not, either during the term of this Agreement or until December 31, 1998 (the "Restrictive Covenant Expiration Date") if the Agreement terminates prior to the end of the Initial Term by reason of a Cause Termination, Goldstein Breach Termination, Voluntary Termination, or Licensing Termination (all as defined in Section 11 (a)), or by reason of an LVSI Breach Termination, Constructive Termination, or Involuntary Termination if and only if LVSI is paying to Goldstein the amount set forth in
Section 11 (d) (iv), directly or indirectly, either as principal, agent, employee, consultant, partner, officer, director, shareholder, or in any other individual or representative capacity, own, manage, finance, operate, control or otherwise engage or participate in any manner or fashion in, any hotel or casino in the City of Las Vegas or Clark County, Nevada. In the event that this Agreement shall be extended beyond the Initial Term, the Restrictive Covenant Expiration Date shall be extended to the second anniversary of the date of any Termination Event. Goldstein acknowledges and agrees that the restrictive covenant contained in this Section is reasonable as to duration, terms, and geographical scope and that the covenant protects the legitimate interests of LVSI and imposes no undue hardship on Goldstein and is not injurious to the public.

            10. Disability. If, during his employment by LVSI, Goldstein shall, in the opinion of an independent physician selected by agreement between the Board and Goldstein, become suddenly and immediately unable to perform the duties of his employment due to severe illness or accident or other grave mental or physical incapacity, or if Goldstein shall be unable to perform the duties of his employment for a continuous period of three months, then LVSI shall have the right to suspend in whole or in part the future payments of compensation hereunder or to terminate Goldstein's employment hereunder in accordance with the provisions of Section 11.

            11.  Termination.

                  (a) Notwithstanding the provisions of Section 4 of this Agreement, Goldstein's employment hereunder shall terminate upon the occurrence of any of the following events (each, a "Termination Event"):

                        (i) Goldstein's death (a "Death Termination");

                        (ii) the giving of written notice of termination by LVSI
            based upon

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            Goldstein's disability, as defined in Section 10 hereof (a
            "Disability Termination");

                        (iii) the giving of written notice to Goldstein by LVSI
            that he is discharged for Cause (as hereinafter defined) (a "Cause Termination");

                        (iv) the giving of written notice by LVSI to Goldstein
            of a material breach of this Agreement by Goldstein, which breach remains uncured for a period of ten (10) days after receipt of such notice by Goldstein (a "Goldstein Breach Termination");

                        (v) the giving of written notice by Goldstein to LVSI of
            a material breach of this Agreement by LVSI, which breach remains uncured for a period of ten (10) days following receipt of such notice by LVSI (an "LVSI Breach Termination");

                        (vi) the giving of written notice by Goldstein to LVSI
            that a Constructive Termination (as hereinafter defined) has occurred and that he has elected to resign, in which event termination shall occur thirty (30) days after delivery of such notice unless such Constructive Termination has been cured (a "Constructive Termination");

                        (vii) the giving of sixty (60) days written notice to
            Goldstein by LVSI that LVSI has chosen to terminate this Agreement without Cause (an "Involuntary Termination");

                        (viii) the giving of written notice by Goldstein that he
            has chosen to terminate his employment with LVSI, no breach or Constructive Termination by LVSI having occurred, in which case this Agreement shall terminate sixty (60) days after receipt of such notice by LVSI (a "Voluntary Termination");

                        (ix) the refusal of the Nevada Gaming Authorities to
            grant to Goldstein the License described in Section 5 hereof or, following the grant of the License, the revocation or suspension of the License for a period longer than thirty (30) days (a "Licensing Termination"); or

                        (x) if no notice of extension for a Renewal Term is sent
            by LVSI upon the discharge of Goldstein at the end of the Initial Term (a "Non-Renewal Termination") or at any time thereafter (a "Post-Contract Termination").

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                  (b) "Cause," as used in Subsection (a)(iii) above, shall mean:

                        (i) conviction of a felony, misappropriation of any
            material funds or property of LVSI, commission of fraud or embezzlement with respect to LVSI, or any material act or acts of dishonesty relating to Goldstein's employment by LVSI resulting or intended to result in direct or indirect personal gain or enrichment at the expense of LVSI;

                        (ii) use of alcohol or drugs that renders Goldstein
            materially unable to perform the functions of his job or carry out his duties to LVSI;

                        (iii) materially failing to fulfill the duties set forth
            in Section 2 hereof; or

                        (iv) committing any act or acts of serious and wilful
            misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of LVSI;

provided that, with respect to (iii) or (iv) above, LVSI shall have first provided Goldstein with written notice stating with specificity the acts, duties or directives Goldstein has committed or failed to observe or perform, and Goldstein shall not have corrected the acts or omissions complained of within thirty (30) days of receipt of such notice. Any dispute between the parties as to whether a "cause" has occurred shall be resolved by binding Arbitration in Las Vegas, Nevada before a single arbitrator jointly selected by the parties or, if the parties cannot agree, by the American Arbitration Association, such arbitration to be conducted in accordance with the rules of the American Arbitration Association.

            (c) "Constructive Termination," as used in Subsection (a)(vi) above, shall mean:

                        (i) the  failure of LVSI to  re-elect  Goldstein  as a
            named officer of LVSI;

                        (ii) a material change in the duties and
            responsibilities of office that would cause Goldstein's position to have less dignity, importance or scope than intended at the Effective Date and as set forth herein;

                        (iii) liquidation,  dissolution or bankruptcy of LVSI;
or

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                        (iv) failure of LVSI to proceed with the Development
            Project, including obtaining financing for the Development Project, within eighteen (18) months after the Effective Date.

            (d) Termination pursuant to this Section shall have the following consequences:

                        (i) in the case of a Death Termination, salary shall be
            paid through the date of death, all unexercised Options shall be automatically canceled and the Shares issued to Goldstein shall be redeemed by LVSI for a price payable by LVSI to Goldstein's estate equal to all sums paid by Goldstein for Shares, plus the difference between (x) the Exercise Price paid or payable for all Shares purchased pursuant to Options and for all Options granted but not yet exercised, and (y) the Fair Market Value (as hereafter defined) of such Shares, which price shall be payable by LVSI, with interest at the Applicable Federal Rate (as hereafter defined) on the date of death, in thirty-six (36) equal consecutive monthly installments of interest and principal commencing ninety (90) days following the date on which Fair Market Value is established;

                        (ii) in the case of a Disability Termination, salary,
            less any applicable disability insurance payments, shall be continued for a period of six months following the date of termination, and all Options and Shares issued to Goldstein shall be treated as described in the immediately preceding Subsection (i);

                        (iii) in the case of a Cause Termination, Goldstein
            Breach Termination, Voluntary Termination, or Licensing Termination, salary and benefits payable to Goldstein shall immediately cease, subject to any requirements of law, all unexercised Options held by Goldstein shall be canceled and forfeited, Shares held by Goldstein shall be redeemed by LVSI for a price payable by LVSI to Goldstein equal to the lesser of the Exercise Price for such Shares or the Fair Market Value on the date of termination, which price shall be payable, with interest at the Applicable Federal Rate on the date of termination, in sixty (60) equal consecutive monthly installments of interest and principal commencing ninety (90) days following the date on which Fair Market Value is established;

                        (iv) in the case of an LVSI Breach Termination,
            Constructive Termination, or Involuntary Termination, LVSI shall continue to pay to Goldstein the salary set forth in Section 6(a) hereof for the Term of this Agreement unless and until Goldstein shall become employed elsewhere in which event LVSI shall pay only the difference, if any, between the income earned in such employment,

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            including salary and bonus compensation, and the salary set forth in
            Section 6(a) hereof; provided further that all unexercised Options held by Stone shall be canceled and forfeited, Shares held by Stone shall be redeemed by LVSI for a price payable by LVSI to Stone equal to the greater of the Exercise Price for such Shares or the Fair Market Value on the date of termination, which price shall be payable, with interest at the Applicable Federal Rate on the date of termination, in thirty-six (36) equal consecutive monthly installments of interest and principal commencing ninety (90) days following the date in which Fair Market Value is established. In the case of a Non-Renewal Termination or a Post-Contract Termination, salary shall be paid only through the date of discharge;

                        (v) in the case of a Non-Renewal Termination or a
            Post-Contract Termination, all Options and Shares issued to Goldstein shall be treated as described in Subsection (i) above.

                  (e) "Fair Market Value" as used in this Section, shall mean and refer tothe fair market value as agreed by LVSI and Goldstein (or, in the case of a Death Termination or Disability Termination, his personal or legal representative) or, in the absence of such agreement, as determined by an appraisal conducted by a national investment banking firm selected and paid by LVSI. "Applicable Federal Rate," as used herein, shall mean and refer to the rate published from time to time by the U.S. Internal Revenue Service and designated as the applicable federal rate, as such rate shall prevail on the date on which the Redemption Note (as hereafter defined) is issued.

                  (f) Any redemption of Shares provided for in this Section shall take place as follows: Not later than thirty (30) days following any Termination Event, Goldstein (or his personal representative) shall surrender to LVSI all certificates for Shares and, whether so surrendered or not, such Shares shall thereupon be canceled. LVSI shall, upon receipt of the Shares and determination of the Fair Market Value as set forth above, deliver to Goldstein (or his personal representative) a promissory note (the "Redemption Note") for the sum payable to Goldstein in respect of his Shares (the "Redemption Price"). The Redemption Note shall be payable over the term hereinabove provided, with interest fixed at the Applicable Federal Rate, in equal consecutive monthly installments of interest and principal. The Redemption Note and all payments thereunder shall be, in all respects, subject to the limitations and restrictions, if any, imposed by any note, credit facility, indenture, mortgage, line of credit or similar contractual arrangement with an institutional or similar lender by which LVSI is or may become bound ("Lender Restrictions"), whether in the form of financial covenants or otherwise and whether arising prior to or after execution and delivery of the Redemption Note. No failure by LVSI to pay sums due on the Redemption Note on account of the Lender Restrictions shall result in a

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

default under the Redemption Note and all such payments, to the extent (and only to the extent) prohibited by the Lender Restrictions, shall be deferred and accrue until such time as they may be paid without violating the Lender Restrictions.

                  (g) In the event that, at the time of any Termination Event, the Shares shall be publicly traded, either on a registered securities exchange or in the over-the-counter market, all provisions hereof providing for the redemption of Shares by LVSI shall be void.

            12. Assignment and Assumption. LVSI and Goldstein acknowledge and agree that the Development Project or any subsequent public offering of securities may lead to a restructuring or other reorganization of LVSI or its assets. In such event, this Agreement may be assigned to, and assumed by, any new or different corporation, limited liability company or other entity that shall own the hotel/casinos constructed on the Sands Property and Goldstein's employment shall continue pursuant to the terms hereof as if such assignee, rather than LVSI, had been an original party to this Agreement. Upon such assignment, all rights and obligations of LVSI hereunder shall inure to the benefit of and be binding upon the designated assignee. No such assignment shall relieve LVSI of its obligations hereunder to the extent that those obligations are not satisfied or discharged by the assignee.

            13. Approval of Agreement. Goldstein and LVSI acknowledge that the terms of this Agreement are subject to the approval of the Nevada Gaming Authorities and each agrees to make reasonable modifications in this Agreement, if necessary, to secure such approval. If this Agreement shall be disapproved by the Nevada Gaming Authorities and reasonable modifications shall be insufficient to obtain such approval, then this Agreement shall terminate and neither party shall have any further responsibility to the other hereunder.

            14. Miscellaneous Provisions.

              (a) [Notices] All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent via a national overnight courier service or by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

            If to Goldstein, to:

            Robert G. Goldstein
            7600 Bayshore Drive
            Margate,  New Jersey 08402

            If to LVSI, to:

            Las Vegas Sands, Inc.
            3355 Las Vegas Boulevard South
            Las Vegas, Nevada 89109
            Att: Sheldon G. Adelson, Chairman

            With a copy to:

            Paul G. Roberts
            Vice President and General Counsel
            The Interface Group
            300 First Avenue
            Needham, Massachusetts 02194

or to such other address as any party shall request of the others by giving notice in accordance with this Section.

            (b) [Approval or Consent] Whenever under any provision of this Agreement the approval or consent of either party is required, said approval or consent shall be given or denied in a prompt manner.

            (c) [Integration] This Agreement is the result of substantial negotiations between the parties, represents the complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings.

            (d) [Severability] If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

            (e) [Waiver of Provisions] The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right, or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right, or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

              (f) [Fees and Expenses] Each of the parties hereto shall bear its own attorneys fees, consultants fees and other costs, fees, and expenses incurred in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby.

            (g) [Amendments] This Agreement may not be amended, changed or modified except by a written document signed by each of the parties hereto.

            (h) [Successors and Assigns] All provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns.

            (i) [Governing Law] This Agreement shall be governed by, construed under, and interpreted in accordance with the laws of the State of Nevada, and enforced (except as otherwise provided herein) only in its state and federal courts.

            (j) [Headings] Section and Subsection headings in this Agreement are included for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

            (k) [Counterparts] This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (l) [Survival] The representations, warranties, and covenants contained in this Agreement shall survive its termination for any reason.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as a contract under seal.

LAS VEGAS SANDS, INC.

By /s/ Sheldon G. Adelson
   ----------------------------
   Sheldon G. Adelson
   Chairman of the Board

/s/ Robert G. Goldstein
----------------------------
ROBERT G. GOLDSTEIN

                       TERMINOLOGY USED IN THIS AGREEMENT

   TERM                          DEFINED AT
   ----                          ----------
   Accelerated Exercise Period               ss.7(d)
   Adelson                                   ss.7
   Applicable Federal Rate                   ss.11(e)
   Agreement                                 Recitals
   Board                                     ss.1
   Cause                                     ss.11(b)
   Cause Termination                         ss.11(a)(iii)
   Constructive Termination                  ss.11(c)
   Death Termination                         ss.11(a)(i)
   Development Project                       Recitals
   Disability Termination                    ss.11(a)(ii)
   Effective Date                            ss.4
   Exercise Price                            ss.7(c)
   Fair Market Value                         ss.11(e)
   Final Vesting Date                        ss.7(b)
   Fully Diluted Number                      ss.7(a)
   Grand Opening Date                        ss.7(b)
   Grantor                                   ss.7
   GWV                                       ss.6(f)(ii)
   Index                                     ss.6(a)
   Initial Term                              ss.4
   Investment Banking Value                  ss.7(c)
   Involuntary Termination                   ss.11(a)(vii)
   Lender Restrictions                       ss.11(f)
   License                                   ss.5
   Licensing Termination                     ss.11(a)(ix)
   LVSI                                      Recitals
   LVSI Breach Termination                   ss.11(a)(v)
   Mortgage Deficit                          ss.6(f)(viii)
   Nevada Gaming Authorities                 ss.5
   Non-Renewal Termination                   ss.11(a)(x)
   Options                                   ss.7(a)
   Option Expiration Date                    ss.7(d)
   Post-Contract Termination                 ss.11(a)(x)
   Redemption Note                           ss.11(f)
   Redemption Price                          ss.11(f)
   Relocation Expenses                       ss.6(f)
   Renewal Term                              ss.4
   Restrictive Covenant Expiration Date      ss.9
   Retail Portion                            ss.7(e)
   Sands Property                            First Whereas, paragraph
   Shares                                    ss.7
   Subsequent Vesting Dates                  ss.7(b)
   Termination Event                         ss.11(a)
   Voluntary Termination                     ss.11(a)(viii)
   Goldstein                                 Recitals
   Goldstein Breach Termination              ss.11(a)(iv)